SCHEDULE 14A INFORMATION

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Shoe Pavilion

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1380 Fitzgerald Drive

Pinole, California 94564

April 21, 2004

TO THE STOCKHOLDERS OF SHOE PAVILION, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of Shoe Pavilion, Inc., which will be held at Sheppard, Mullin, Richter & Hampton LLP, 4 Embarcadero Center, 17th Floor, San Francisco, California 94111 on Friday, May 21, 2004, at 10:30 a.m., California time. We look forward to greeting as many of our stockholders as possible.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be conducted at the Annual Meeting and provides other information concerning the Company of which you should be aware when you vote your shares.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a beneficial owner, you can vote your shares by marking your votes on the enclosed proxy card. If you vote on the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

On behalf of the Board of Directors and the employees of Shoe Pavilion, I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely yours,

/s/ Dmitry Beinus

Dmitry Beinus, President

SHOE PAVILION, INC.

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

MAY 21, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Shoe Pavilion, Inc. (the “Company”) will be held at Sheppard, Mullin, Richter & Hampton LLP, 4 Embarcadero Center, 17th Floor, San Francisco, California 94111, on Friday, May 21, 2004, at 10:30 a.m. (local time) for the following purposes:

1.	To elect four directors to serve until the next Annual Meeting and until their successors are duly elected and qualified (Proposal No. 1);

2.	To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 1, 2005 (Proposal 2); and

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 25, 2004 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at 1380 Fitzgerald Drive, Pinole, California, the Company’s principal place of business.

Dated: April 21, 2004

By Order of the Board of Directors

John D. Hellmann, Secretary

STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

SHOE PAVILION, INC.

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Shoe Pavilion, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders on May 21, 2004, and at any adjournment thereof for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about April 21, 2004.

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. The Company’s Board of Directors does not know of, and does not presently intend to bring, any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes for election of directors and/or for any other proposal), the proxy will confer discretionary authority on the proxy holders to vote all shares covered by the proxy cards in their discretion. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

VOTING SECURITIES

Only stockholders of record on the books of the Company as of 5:00 p.m., March 25, 2004, will be entitled to vote at the Annual Meeting.

As of the close of business on April 9, 2004, there were 6,800,000 shares of common stock outstanding. Each of the Company’s stockholders is entitled to one vote for each share of common stock held as of the record date. The holders of a majority of the outstanding shares of the stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast “For” or “Withhold Authority” for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Director elections are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting. The ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company requires the affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting. If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all matters, but will not be considered to be represented at the Annual Meeting for purposes of calculating the votes cast with respect to such matter. Thus, while abstentions and broker non-votes will have no effect on the outcome of the election of directors, abstentions and broker non-votes will have the same effect as negative votes on the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the year ending January 1, 2005.

Stockholder proposals for this Annual Meeting were required to be submitted to the Company no later than December 17, 2003. No stockholder proposals were received, and management is not aware of any other matters to be presented for action at the Annual Meeting, other than those stated in the Notice of Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted by the proxy holders in accordance with the recommendations of the Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board of Directors, as provided by Delaware law and the Company’s By-laws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by the Company’s officers and employees. The directors are kept informed of the Company’s operations at meetings of the Board, through reports and analyses prepared by, and discussions with, the Company’s management.

The four persons named below have been nominated to serve on the Board of Directors until the 2005 Annual Meeting of the Stockholders or until their successors are elected and qualified. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

Required Vote

Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker non-vote will not be treated as entitled to vote on this matter and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election as Directors

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since
Dmitry Beinus	52	Dmitry Beinus has served as Chairman of the Board, President and Chief Executive Officer of the Company and was its sole stockholder from the founding of the Company in 1979 until 1998.	1979

Denise A. Ellwood	46	Denise A. Ellwood has been a partner with Marwood Sourcing, Inc., a sourcing agent for midsized retailers, since June 2001. From July 1998 to 2001, Ms. Elwood served in various executive positions with Natural Wonders, Inc., a national specialty retailer of nature and science merchandise. She served as Vice President, Merchandise Planning & Allocations from July 1998 until December 1998 when she was appointed Divisional Merchandise Manager. In May 2000, she was promoted to Senior Vice President, General Merchandise Manager. On December 17, 2000, Natural Wonders filed a petition for relief under Chapter 11 in the United States Bankruptcy Court.	2001

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since

David H. Folkman	69	David H. Folkman is a Principal and Director of Regent Pacific Management Corporation, a management consulting firm, a position he has held since 1995, and during the period from 1991 to 1993. From December 1999 through August 2002, Mr. Folkman was Chief Executive Officer of ON-SITE Dental Care, Inc. From October 1998 to April 1999, Mr. Folkman also served as President of Natural Wonders, Inc., a national specialty retailer of nature and science merchandise. On December 17, 2000, Natural Wonders filed a petition for relief under Chapter 11 in the United States Bankruptcy Court.	1997

Peter G. Hanelt	59	Since November 2003 Peter G. Hanelt has been a self-employed business consultant. He served as Chief Operating Officer of the Good Guys, a regional consumer electronics retailer, from December 2001 through July 2003 and through October 2003 as a consultant. From October 1998 to June 2001, Mr. Hanelt served as Chief Executive Officer and director of Natural Wonders, Inc., a national specialty retailer of nature and science merchandise. On December 17, 2000, Natural Wonders filed a petition for relief under Chapter 11 in the United States Bankruptcy Court. Mr. Hanelt was a Principal with Regent Pacific Management Corporation, a management consulting firm, from April 1997 through 1999. Mr. Hanelt is also a director of Infonet Services Corporation, El Segundo, California, a value-added global communications services provider, Patelco Credit Union, a not-for-profit company and InterHealth Nutracenticals, Inc., a privately-held company.	1997

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company. The Company’s executive officers serve at the discretion of the Board of Directors.

CORPORATE GOVERNANCE

Code of Business Conduct

The Board of Directors is committed to sound and effective corporate governance practices. In this regard, the Board of Directors has formally adopted Code of Business Conduct applicable to all officers, directors and employees as required by Nasdaq listing standards. This Code of Business Conduct is publicly available the Company’s website at www.shoepavilion.com.

Independence of Directors

The Board of Directors has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable Nasdaq listing standards. The independent directors include: Denise A. Ellwood, David H. Folkman and Peter G. Hanelt.

Board Committees

The Board has a single standing committee: the Audit and Compensation Committee (the “Committee”), which it established in 1998. The members of the Committee are Ms. Ellwood, Mr. Folkman and Mr. Hanelt.

The Committee’s role as the audit committee includes the oversight of the Company’s financial, accounting and reporting processes; its system of internal accounting and financial controls and compliance with related legal and regulatory requirements; the appointment, engagement, termination and oversight of the Company’s independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of the annual audit, overseeing the independent auditors’ audit work; review and pre-approval of any audit and non-audit services that may be performed by them; review with management and the independent auditors the adequacy of the Company’s internal financial controls; and review of the Company’s critical accounting policies and the application of accounting principles. See “Report of the Audit Committee” contained in this proxy statement.

Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (the “SEC”) for audit committee membership and is an “independent director” within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets the Nasdaq’s financial knowledge requirements, and the Board of Directors has further determined that Peter G. Hanelt (i) is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC; and (ii) also meets the Nasdaq’s professional experience requirements. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq. A copy of the Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A and may also be found on our website at www.shoepavilion.com.

The Committee, in its function as the compensation committee, sets and administers the policies governing the annual compensation of executive officers, including cash compensation and equity incentive programs, and reviews and establishes annually the compensation of the Chief Executive Officer. See “Report on the Compensation Committee” contained in this proxy statement. The Compensation Committee also reviews and approves equity-based compensation grants to our non-officer employees and consultants.

The Company currently does not have a nominating committee. The Board has determined that due to the Company’s relatively small size, the concentration of ownership and the small number of board members, a nominating committee would add an unnecessary level of corporate governance complexity. Instead, the function of such a committee is carried out by the Board of Directors as a whole. Under current Nasdaq rules, the Company is a “controlled company” because more than 50% of its voting power is held by Dmitry Beinus, the Company’s President and Chief Executive Officer. As a controlled company, it is exempt from Nasdaq’s requirements regarding a nominating committee or its functional equivalent.

Although the Company has no written charter guiding its nomination process, in carrying out its function to nominate candidates for election to the Board, the Board considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of the Board at that point in time. The Board believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, have an understanding of elements relevant to the success of a publicly-traded company and have established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Board’s judgment, interfere with or limit such candidate’s ability to do so. Each candidate should also be prepared to represent the best interests of all of Shoe Pavilion’s stockholders and not just one particular constituency. Additionally, in determining whether to recommend a director for re-election, the Board also considers the director’s past attendance at Board and Committee meetings and participation in and contributions to the activities of the Board. The Board has no stated specific, minimum qualifications that must be met by a candidate for a position on our Board. It does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board meet the definition of “independent director” within the meaning of applicable Nasdaq listing standards.

The Company does not have a policy with regard to consideration of director candidates nominated by the stockholders. Historically, the only candidates who have been nominated at the Company’s annual meetings have been the nominees proposed by the Board of Directors, and therefore, there has not been a need to have in place a set of procedures for stockholder nominations. Nevertheless, were a stockholder nomination to be delivered to the Company on or before the deadline for stockholder proposals, including all information required by Regulation 14A under the Securities Exchange Act of 1934, as amended, the Board would consider any such proposed nominee in connection with its own deliberations.

Communications with the Board of Directors

Any stockholder who desires to contact our Board or specific members of our Board may do so electronically by sending an email to the following address: jhellmann@shoepavilion.com. Alternatively, a stockholder can contact the Board or specific members of the Board by writing to: Stockholder Communications, Shoe Pavilion, Inc., 1380 Fitzgerald Drive, Pinole, CA 94564 USA.

Attendance at Meetings

During Fiscal 2003, there were no members of the Board of Directors who attended fewer than 75% of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

Directors who are not employees of the Company are paid directors fees consisting of $8,000 per year. Under the Company’s Non-Employee Director Stock Option Plan, Messrs. Folkman and Hanelt and Ms. Ellwood will each be granted at the Annual Meeting, and at each subsequent annual meeting at which they are reelected as directors, options to purchase 2,500 shares of common stock.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The compensation paid to the Company’s Chief Executive Officer and the only other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during each of the last three fiscal years is as is set forth below (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation				Long-Term Compensation Awards		All Other Compensation($)
Name and Principal Position		Salary($)		Bonus($)	Other Annual Compensation ($)(1)	Restricted Stock Awards($)	Securities Underlying Options(#)
Dmitry Beinus Chairman and Chief Executive Officer	2003 2002 2001	$ $ $	336,000 334,407 300,000	— — —	— — —	— — —	— — —	— — —

Robert R. Hall Vice President and Chief Operating Officer	2003 2002 2001	$ $ $	139,693 131,446 120,000	— — —	— — —	— — —	— 15,000 —	— — —

John D. Hellmann Chief Financial Officer and Secretary	2003 2002 2001	$ $ $	200,000 200,000 190,846	— — —	— — —	— — —	— — 70,000	— — —

(1)	While the named executive officers enjoy certain perquisites, for fiscal years 2003, 2002 and 2001, these did not exceed the lesser of $50,000 or 10% of each officer’s salary and bonus.

On February 19, 2002, the basis on which the Company compensates its Chief Executive Officer was changed, effective retroactively to January 1, 2002. The base salary of the Chief Executive Officer was increased from $300,000 to $336,000, and an annual formula bonus program was instituted for the Chief Executive Officer. Under the new bonus program, the Chief Executive Officer will receive a cash bonus from the Company with respect to any year in which the pre-tax income of the Company exceeds 4.5% of the Company’s net sales. The amount of the bonus will equal 10% of such excess. No bonus was paid for 2002 or 2003.

Other Compensation

Stock Option Grants in Last Fiscal Year:

No options were granted in the last fiscal year to the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values:

The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares acquired upon exercise of stock options during the last fiscal year and the number of shares subject to both exercisable and unexercisable stock options as of January 3, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Shoe Pavilion’s common stock as of January 3, 2004.

	Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at January 3, 2004		Value of Unexercised In-The-Money Options at Year-End($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dmitry Beinus	—	—	—	—	—	—
Robert R. Hall	—	—	61,250	3,750	—	—
John D. Hellmann	—	—	70,000	—	—	—

(1)	Fair market value of Shoe Pavilion common stock at the fiscal year-end ($1.21, the last reported sale price on January 2, 2004, which was the last trading day of Fiscal 2003) minus the exercise price.

Employment Agreements and Other Arrangements

The Company has no employment agreement or other arrangement regarding employment with the Named Executive Officers or any other executive officer of the Company.

Compensation Committee Interlocks and Insider Participation

Directors Ellwood, Folkman and Hanelt served on the Audit and Compensation Committee during Fiscal 2003. None of the members of the Committee has been or is an officer or employee of Shoe Pavilion. During Fiscal 2003, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other entity.

REPORT OF THE COMPENSATION COMMITTEE

The Audit and Compensation Committee of the Board of Directors, in its capacity as a compensation committee (as such, the “Compensation Committee”) is responsible for establishing and administering the Company’s policies and practices relating to compensation matters. In this regard, it approves all elements of compensation for executive officers and certain other senior management. The Compensation Committee also is responsible for evaluating the performance of executive officers and senior management. All members of the Compensation Committee are outside directors who are not eligible to participate in any of the compensation programs that the Compensation Committee oversees.

Overall Objectives and Programs

The objective of the Company’s executive compensation program is to provide compensation that will attract and retain executives, to provide incentives to enhance the profitability and growth of the Company, to motivate each executive toward the achievement of the Company’s short and long-term financial and other goals, and to recognize the contributions of individuals as well as overall business results.

In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation—base salary, annual bonus plan and stock option grants—and the compensation package as a whole. Overall executive compensation is dependent not only upon quantitative factors directly related to the Company’s short-term financial performance, but also qualitative factors that strengthen the Company’s ability to enhance profitable growth over the long term, such as demonstrated leadership ability, management development and anticipating and responding to changing market and economic conditions.

Base Salary

The Compensation Committee reviews and approves base salary levels of executive officers annually, normally at the beginning of the fiscal year. Target levels are based on the level of responsibility, scope and complexity of the executive’s position relative to other senior management positions internally, and the need to provide, when combined with the annual bonus, overall direct compensation at or above the average rates paid by comparably sized-companies. Salary increases are based upon periodic reevaluations of these factors and the performance of the executive in meeting individually assigned objectives.

During Fiscal 2003, the Compensation Committee reviewed the base salaries of the executive officers and adjusted those salaries based on an informal assessment of the competitive marketplace, the job performance of the respective individual and any changes in the scope of the duties and responsibilities assigned to each particular position. Although no specific formula was utilized in determining base salary levels, continued turnover of executive officers in the retail industry generally provides the Compensation Committee with a clear barometer of the competitive marketplace. The salary levels of new executive officers generally can be determined by the realities of this marketplace. As new senior management is hired, the Compensation Committee believes that the salary levels of other executive officers should be adjusted to reflect the scope and complexity of the existing executive’s position relative to that of new senior management.

Chief Executive Officer Compensation

On February 19, 2002, the basis on which the Company compensates Dmitry Beinus, its Chief Executive Officer, was changed, effective retroactively to January 1, 2002. Mr. Beinus’ base salary was increased from $300,000 to $336,000, and that amount remained the same in Fiscal 2003. However, the Compensation Committee believes that a significant portion of Mr. Beinus’ total annual compensation should be contingent on the performance of the Company. Therefore, in February 2002, the Committee instituted an annual non-discretionary incentive bonus plan. Under the bonus program, Mr. Beinus will receive a cash bonus from the Company with respect to any year in which the pre-tax income of the Company exceeds 4.5% of the Company’s net sales. The amount of the bonus will equal 10% of such excess. No bonus was paid for the last fiscal year. Therefore, Mr. Beinus’ did not receive any cash compensation above his base salary of $336,000, nor did he receive any stock-based compensation.

Employee Equity Ownership

The Compensation Committee believes that the third key element of executive compensation—employee equity ownership—is highly motivating and provides a major incentive to employees in building stockholder value. Accordingly, stock options are granted to executive officers to provide long-term incentives for the achievement of the Company’s strategic business plan, mission and values and to align the interests of executive officers with those of the stockholders. The Compensation Committee determines the size of any stock option to be granted on a basis consistent with the overall objectives and criteria outlined above, taking into consideration the particular executive’s performance and level of responsibility within the Company, and the value to the Company of providing such executive with additional motivation toward achieving the Company’s short and long-term financial and other goals. The Compensation Committee also considers previous grants of stock options and restricted stock and compares the number of options previously granted with those granted to other executive officers, taking into account each individual’s level of responsibility, the expected future value of such individual to the organization, and the relationship between the additional incentive and the likelihood of the attainment of individual objectives. There were no options granted to executive officers or employees in Fiscal 2003.

Deductibility of Executive Compensation

Section 162(m) of the Code denies a deduction to any publicly-held corporation for certain compensation paid to certain executive employees in a taxable year to the extent that the compensation exceeds $1,000,000. However, certain performance-based compensation is not included in calculating the $1,000,000 threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. The Stock Plan currently contains limitations on the number of shares underlying options that may be granted to an optionee within any fiscal year, and, to the extent appropriate, the Company intends to take the necessary steps to conform its compensation practices to comply with the $1,000,000 compensation deduction limit under Section 162(m) of the Code. The Compensation Committee does not believe that other components of the Company’s compensation are likely to exceed $1,000,000 annually for any executive officer in the foreseeable future and, therefore, has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the Compensation Committee will reconsider this decision in the event that the individual compensation of any of the Company’s executive officers approaches the $1,000,000 level.

Audit and Compensation Committee

PETER G. HANELT

DAVID H. FOLKMAN

DENISE A. ELLWOOD

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending January 1, 2005. Deloitte & Touche LLP has acted as auditors for the Company since 1990. Although action by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders of the Company. If the stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

A majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required for approval of this proposal.

Principal Accounting Fees and Services

The aggregate fees billed by Deloitte & Touche LLP to Shoe Pavilion for fiscal years 2003 and 2002 for professional services described below are as follows:

•	Audit Fees for the audit of our annual consolidated financial statements for fiscal 2003 and 2002 and reviews of the quarterly consolidated financial statements included in our Form 10-Q’s for fiscal 2003 and 2002 were $135,000 and $128,000, respectively.

•	Audit-Related Fees for services related to the performance of the year-end audit and quarterly review of the financial statements for fiscal 2003 and 2002 were $0 and $0, respectively.

•	Tax Fees for services relating to transaction review, tax regulatory matters and tax return review for fiscal 2003 and 2002 were $35,315 and $44,285, respectively.

•	All Other Fees for professional services rendered to us for fiscal 2003 and 2002 were $0 and $0, respectively.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Policy on Pre-Approval by Audit and Compensation Committee of Services Performed by Independent Auditors

Beginning May 6, 2003, the Company was required to obtain prior approval from the Audit and Compensation Committee for all audit and permissible non-audit related fees incurred with the Company’s independent auditors. Pursuant to the Pre-Approval Policy, all new projects (and fees) either must be authorized in advance under the guidelines set forth in the Pre-Approval Policy or approved in advance by the full Committee. The Committee does not currently have a separate written Pre-Approval Policy, although the Audit Committee Charter (a copy of which is attached to this proxy statement as Appendix A) addresses the Pre-Approval Policy. All new projects and fees are pre-approved by Peter Hanelt, the Chairman of the Audit and Compensation Committee, acting as the designated subcommittee for pre-approval purposes. Mr. Hanelt reports any such pre-approvals to the Committee at its next meeting.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP and has concluded that it is.

For more information on Deloitte & Touche LLP, please see the “Report of the Audit Committee” below.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

The Audit and Compensation Committee of the Board of Directors, in its capacity as an audit committee (as such, the “Audit Committee”), is comprised of Peter G. Hanelt, David H. Folkman and Denise A. Ellwood. The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. It also recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent auditors. The Committee is composed of three non-employee directors and operators under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by National Association of Securities Dealers, Inc. listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee, however, is not professionally engaged in the practice of accounting or auditing and is not expert in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held five meetings during Fiscal 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and the Company’s independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. It met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company’s internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 3, 2004 with management and Deloitte & Touche LLP. It also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche LLP’s independence, it considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended January 3, 2004 be included in the Company’s Annual Report on Form 10-K. It has also recommended the selection of the Company’s independent auditors, and, based on its recommendation, the Board has selected Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 1, 2005, subject to shareholder ratification.

Audit and Compensation Committee

PETER G. HANELT

DAVID F. FOLKMAN

DENISE A. ELLWOOD

PERFORMANCE GRAPH

The following graph compares the percentage change in the Company’s cumulative total stockholder return on its Common Stock for the fiscal year ended January 3, 2004 with the cumulative total return of the Standard & Poor’s Footwear-500 Index and the Nasdaq Retail Index.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast the possible future performance of the Company’s Common Stock.

INDEXED RETURNS

	Base Period January 2, 1999	Fiscal Years Ending
Company / Index		January 1, 2000	December 30, 2000	December 29, 2001	December 28, 2002	January 3, 2004
SHOE PAVILION INC	100	29.17	16.67	15.07	15.20	16.13
S&P 500 FOOTWEAR	100	118.68	143.73	146.22	118.47	182.57
NASDAQ RETAIL INDEX	100	87.66	53.81	75.20	62.75	86.56

OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table indicates, as to each director, each Named Executive Officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting stock, the number of shares and percentage of the Company’s stock beneficially owned as of March 31, 2004.

	Common Stock Beneficially Owned as of March 31, 2004
Executive Officer or Director	Number of Shares		Percent
Dmitry Beinus	4,500,000	(1)	66.2%
Robert R. Hall	61,250	(2)	1.0%
John D. Hellmann	70,000	(3)	1.0%
Denise Ellwood	12,500	(4)	*
David H. Folkman	12,500	(4)	*
Peter G. Hanelt	18,000	(4)	*
All directors and officers as a group (six persons)	4,674,250	(5)	67.1%

(*)	Less than 1%.

(1)	The address of Mr. Beinus is 1380 Fitzgerald Drive, Pinole, California 94564. Mr. Beinus may be deemed to be a “control person” of the Company within the meaning of the rules and regulations of the SEC by reason of his stock ownership and executive positions with the Company.

(2)	Includes 61,250 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2004.

(3)	Includes 70,000 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2004.

(4)	Includes 12,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2004.

(5)	Includes 168,750 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from December 28, 2002 through January 3, 2004 all applicable filing requirements were complied with for its officers, directors, and greater than ten-percent beneficial owners.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, those who act as proxies will vote in accordance with their judgment.

STOCKHOLDER PROPOSALS

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. In order for such a proposal to be included in the proxy statement for the Company’s 2005 annual meeting of stockholders, it must be submitted to the Company by a stockholder prior to December 22, 2004, in a form that complies with applicable regulations. If a stockholder gives notice of the proposal after that deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the meeting.

The Company was not notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting.

COST OF SOLICITATION

All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

ANNUAL REPORT

The Company’s Annual Report for the fiscal year ended January 3, 2004 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, the Company’s independent auditors.

STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT FOR THE FISCAL YEAR ENDED JANUARY 3, 2004, BY WRITING TO THE COMPANY AT 1380 FITZGERALD DRIVE, PINOLE, CALIFORNIA 94564, ATTENTION: JOHN D. HELLMANN, SECRETARY.

Dated: April 21, 2004

By Order of the Board of Directors

John D. Hellmann, Secretary

APPENDIX A

SHOE PAVILION, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

April 13, 2004

Mission Statement

The Audit Committee is appointed by the Board of directors to assist the Board in monitoring: (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s internal audit function and independent auditors; and (iv) the compliance by the Company with legal and regulatory compliance.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Structure and Organization

1.	The membership of the committee shall consist of at least three members. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market Listing Standards and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an “Audit Committee financial expert” as defined by the Commission. The Audit Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies. The Audit Committee and its chair shall be designated by and serve at the pleasure of the Board of Directors.

2.	Each member shall be free of any relationship that, in the opinion of the board, would interfere with their individual exercise of independent judgment.

3.	The Audit Committee shall meet quarterly or more frequently as circumstances require. The Audit Committee shall meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors (if employed) and the independent auditor. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Meetings may be by telephone.

4.	The Audit Committee is expected to maintain free and open communication with the independent accountants, the internal auditors (if employed), management of the corporation and any external experts that the Company engages to audit or review the policies and procedures of the Company.

General Responsibilities

The Audit Committee’s general responsibilities include:

1.	Meet periodically with the independent auditors, the internal auditors (if employed) and management in separate sessions to discuss any matters that the committee or these groups believe should be discussed privately with the committee. Provide sufficient opportunity for the independent auditors and the internal auditors (if employed) to meet without members of management present. The independent auditor is accountable to the Audit Committee.

2.	Submit the minutes of all Audit Committee meetings to, or discuss the deliberations thereat, with the Board of Directors.

3.	Review and reassess the adequacy of this Charter annually and recommend proposed changes to the Board for approval.

4.	The Audit Committee will do whatever else the federal or state securities laws and regulations, the requirements of The Nasdaq Stock Market, the Company’s Certificate of Incorporation or By-laws may require from time to time.

Responsibilities for Engaging Independent Auditors and Independent Advisors, and Appointing the Chief Internal Auditor

1.	The Audit Committee shall have sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. In so doing, the committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountant full access to the committee (and the board) to report on any and all matters appropriate. In considering the independence of the independent auditors the Audit Committee will review the nature and related fees for all services provided to the company and will make such other inquiries as may be appropriate.

2.	Provision of guidance and oversight to the internal audit function of the corporation including review of the organization, plans and results of such activity and the coordination of such with the independent auditor. The Audit Committee shall assure the objectivity of the internal auditors and review and concur in the appointment, reassignment or dismissal of the company’s chief internal auditor.

3.	The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to sub-committees consisting of one or more members when appropriate, including authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Initially, and until changed by a duly adopted resolution of the Audit Committee, the sub-committee shall consist solely of the Chairman of the Audit Committee, who shall be empowered to exercise all of the duties and responsibilities required by the pre-approval policy.

4.	The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

Responsibilities for oversight to the quality and integrity of the accounting, auditing and reporting practices of the corporation

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4.	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

6.	Review and discuss quarterly reports from the independent auditors on:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors, and

(c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

7.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

8.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

9.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

10.	Discuss with the independent auditor the matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

11.	When required in 2005, review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

1.	Review and evaluate the lead partner of the independent auditor team.

2.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the proceeding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditors (if engaged). The Audit Committee shall present its conclusions with respect to the independence of the independent auditor to the Board.

3.	Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

4.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

5.	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

6.	Meeting with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

1.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

2.	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiaries, if any, are in conformity with applicable legal requirements and the company’s Code of Business Conduct and Ethics.

3.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

4.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

5.	Discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

6.	Review and approve related party transactions and the disclosure pertaining to such transactions.

Limitation of audit Committee’s Role

While the Audit Committee has responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SHOE PAVILION, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 21, 2004

The undersigned hereby appoints Dmitry Beinus and John D. Hellmann, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SHOE PAVILION, INC. to be held at Sheppard, Mullin, Richter & Hampton LLP, 4 Embarcadero Center, 17th Floor, San Francisco, California 94111 on Friday, May 21, 2004, at 10:30 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(Continued, and to be marked, dated and signed, on the reverse side)

é  FOLD AND DETACH HERE  é

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed below, Proposal 2 and in accordance with the judgment of the proxies with respect to any other matters as may properly come before the meeting or any adjournment thereof.	☒	Please mark your votes as this example.

1. ELECTION OF DIRECTORS:

FOR all nominees listed (except as indicated)	WITHHOLD authority to vote for all nominees listed
☐	☐

Instruction:  To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.

01 Dmitry Beinus, 02 Denise A. Ellwood, 03 David H. Folkman and 04 Peter G. Hanelt.

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company.	☐	☐	☐

I plan to attend the meeting.
☐

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature(s)	Date:

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

é  FOLD AND DETACH HERE  é